Exhibit 10.28

WAIVER AND FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS WAIVER AND FIFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of March 27, 2014, by and among TELOS CORPORATION, a Maryland corporation ("Telos"), XACTA CORPORATION, a Delaware corporation ("Xacta"; Telos and Xacta are each a "Borrower" and collectively, the "Borrowers"), UBIQUITY.COM, INC., a Delaware corporation ("Ubiquity"), TELOWORKS, INC., a Delaware corporation ("Teloworks"; Ubiquity and Teloworks are each, a "Credit Party" and collectively, the "Credit Parties"; the Credit Parties and the Borrowers are each, a "Company" and collectively, the "Companies"), and WELLS FARGO CAPITAL FINANCE, LLC, (successor by merger to Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.), as agent ("Agent") for the Lenders (defined below) and as a Lender.

WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the "Lenders") are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of May 17th, 2010, (as amended, restated or otherwise modified from time to time, the "Loan Agreement");

WHEREAS, Borrowers and Credit Parties have notified Agent that Events of Default exist under Section 8.2 of the Loan Agreement due to (i) the failure by the Companies to deliver to Agent and Lenders the Companies' Projections as required by Section 6.3(c) of the Loan Agreement within 30 days prior to the start of the Parent's fiscal year commencing January 1, 2014 and the continuance of such failure for more than 5 days, and (ii) the failure of the Companies to maintain EBITDA for the 12 month period ending on December 31, 2013 of at least $7,500,000 as required by Section 7.20(a)(i) of the Loan Agreement (such Events of Default, collectively, the "Existing Defaults");

WHEEREAS, Borrowers and Credit Parties have requested that Agent and Lenders waive the Existing Defaults, and Agent and Lenders have agreed to waive the Existing Defaults subject to the terms and conditions contained herein;

WHEREAS, subject to the terms and conditions contained herein, Agent, Required Lenders and Borrowers have agreed to amend the Loan Agreement in order to extend the Maturity Date from November 13, 2014 to November 13, 2015;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.            Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.            Waiver.  Subject to the satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon the representations and warranties contained herein, Agent and Lenders hereby waive the Existing Defaults.  Agent's and Lenders' waiver of the Existing Defaults shall not be deemed to be a waiver of any other existing or hereafter arising Defaults or Events of Default or any other deviation from the express terms of the Loan Agreement or any other Loan Document.  This is a limited waiver and shall not be deemed to constitute a consent or waiver of any other term, provision or condition of the Loan Agreement or any other Loan Document, as applicable, or to prejudice any right or remedy that Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document.

3.            Amendments to Loan Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Loan Agreement is hereby amended as follows:

(a)          Section 2.2 of the Credit Agreement is amended by amending and restating the second sentence thereof on its entirety as follows:

The principal of the Term Loan shall be repaid in an installment equal to $93,750 on April 1, 2014 and shall thereafter be repaid in consecutive quarterly installments of $250,000 each on the first day of each calendar quarter (commencing July 1, 2014), with a final installment of the unpaid principal amount of the Term Loan on the Maturity Date.

(b)         The Loan Agreement is amended by replacing the reference to "for a term ending on November 13, 2014 (the "Maturity Date")" set forth in Section 3.4 of the Loan Agreement with a reference to "for a term ending November 13, 2015 ("the "Maturity Date")".

4.            Ratification.  This Amendment, subject to satisfaction of the conditions set forth in Section 5 hereof, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein.  Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

5.            Conditions to Effectiveness.  This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a)          Each party hereto shall have executed and delivered this Amendment to Agent;

(b)         Borrowers shall have delivered to Agent the documents set forth on the closing checklist attached as Exhibit A hereto, and such other documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(c)          No Default or Event of Default shall have occurred and be continuing (other than the Existing Defaults) on the date hereof or as of the date of the effectiveness of this Amendment;

(d)         Agent shall have received the Fifth Amendment Fee (as defined below) (which condition may be satisfied by Agent charging such amendment fee to the Borrowers' loan account as an Advance on the date hereof); and

(e)          All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

6.            Amendment Fee.  To induce Agent and Lenders to enter into this Amendment, Borrowers shall pay to Agent, for the benefit of Lenders, a non-refundable fee equal to $75,000 (the "Fifth Amendment Fee"), which shall be due and payable on the date hereof.  Borrowers hereby authorize Agent to charge such amendment fee to the Borrowers' loan account as an Advance on the date hereof.

7.            Covenants to Deliver Projections.

(a)          To induce Agent and Lenders to enter into this Amendment, Borrowers hereby agree to deliver to Agent, on or before April 15, 2014, Borrowers' Projections for the fiscal year ending December 31, 2014 together with a monthly liquidity forecast for each month through and including December 2014, in each case in form and substance satisfactory to Agent.  The failure of the Borrowers to satisfy the foregoing covenant shall result in an immediate Event of Default.

(b)          To induce Agent and Lenders to enter into this Amendment, Borrowers hereby agree to deliver to Agent, on or before June 30, 2014, Borrowers' Projections for the fiscal years ending December 31, 2014, December 31, 2015 and December 31, 2016, in each case in form and substance satisfactory to Agent.  The failure of Borrowers to satisfy the foregoing covenant shall result in an Event of Default.

8.            Covenant for Extension of Private Preferred Stock.  To induce Agent and Lenders to enter into this Amendment, Borrowers hereby agree to deliver to Agent, on or before May 17, 2014, agreements from the holders of at least 70% of the Private Preferred Stock (and corresponding extensions of their standstill agreements in favor of Agent) to extend the redemption date of such Stock from August 31, 2014 to no earlier than February 28, 2016.  The failure of the Borrowers to satisfy the foregoing covenant shall result in an immediate Event of Default.

9.            Consent.  Subject to the Agent's receipt of a fully executed agreement in form and substance satisfactory to Agent with respect to the allocation of the risk of loss of the ROFR Deposit (as defined below) between Telos and the contemplated new landlord ("New Landlord") in respect of the leased headquarters location of Telos, Agent and Lenders hereby consent to (a) the making by Telos of a $500,000 non-refundable deposit to the current landlord in respect of the leased headquarters location of Telos that is necessary for the exercise of the option to purchase granted by such landlord to Telos under the existing lease (the "Existing Lease") for such location (such $500,000 deposit, the "ROFR Deposit") (it being agreed and understood for the avoidance of doubt that this is only a consent to the making of the ROFR Deposit and not a consent to the purchase of such location by Telos), and (b) the assignment by Telos to New Landlord of the option to purchase under the Existing Lease.

10.          Reaffirmation and Confirmation.  Each Company hereby ratifies, affirms, acknowledges and agrees that the Loan Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of such Company, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Loan Agreement or any other Loan Document.  Each Company hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Company in all respects.

11.         Miscellaneous.

(a)         Warranties and Absence of Defaults.  To induce Agent and Lenders to enter into this Amendment, each Company hereby represents and warrants to Agent and Lenders that:

(i)           The execution, delivery and performance by it of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by‑laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii)         each of the Loan Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of each Company party thereto enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) general principles of equity;

(iii)        the representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(iv)       each Company has performed all of its obligations under the Loan Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no Event of Default or Default (other than the Existing Defaults) has occurred.

(b)          Expenses.  Each Company hereby agrees that Companies, jointly and severally, shall pay on demand all costs and expenses of Agent and each Lender (including the reasonable fees and expenses of outside counsel) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  In addition, each Company hereby agrees that Companies, jointly and severally, shall pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.

(c)          Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(d)         Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or by electronic transmission of a portable document file (PDF) or similar file shall be effective as delivery of a manually executed counterpart of this Amendment.

12.         Release.

(a)          In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company on behalf of itself and such Company's successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set‑off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)         Each Company hereby acknowledges and agrees that such Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Each Company hereby acknowledges and agrees that such Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

AGENT AND LENDERS:

WELLS FARGO CAPITAL FINANCE, LLC. (successor by merger to Wells Fargo Capital Finance, Inc.), as Agent and as a Lender

By	/s/ David Sanchez
Name	David Sanchez
Title	Director

BORROWERS:

TELOS CORPORATION,
a Maryland corporation

By	/s/ Jefferson V. Wright
Title	EVP, General Counsel

XACTA CORPORATION,
a Delaware corporation

By	/s/ Jefferson V. Wright
Title	EVP, General Counsel

CREDIT PARTIES:

UBIQUITY.COM, INC.,
a Delaware corporation

By	/s/ Jefferson V. Wright
Title	EVP, General Counsel

TELOWORKS, INC.,
a Delaware corporation

By	/s/ David S. Easley
Title	President

Signature Page to Waiver and Fifth Amendment to Second Amended and Restated Loan and Security Agreement

EXHIBIT A

See attached

Exhibit A

CLOSING CHECKLIST

Amendment and Extension to
Second Amended and Restated of Loan and Security Agreement by
Wells Fargo Capital Finance, LLC
to
Telos Corporation and Xacta Corporation

Closing Date: March 27, 2014

I.	Parties:

A.	Wells Fargo Capital Finance, LLC (successor by merger to Wells Fargo Capital Finance, Inc., formerly known as Wells Fargo Foothill, Inc.) ("WFCF"), individually and as Agent ("Agent")
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Telephone:	(617) 624-4438
Facsimile:	(617) 523-1697

B.	Telos Corporation ("Telos")
Xacta Corporation ("Xacta"; together with Telos, "Borrowers")
19886 Ashburn Road
Ashburn, Virginia 20147

C.	Ubiquity.com, Inc. ("Ubiquity")
Teloworks, Inc. ("Teloworks"; together with, Ubiquity, "Credit Parties")
19886 Ashburn Road
Ashburn, Virginia 20147

II.	Counsel to Parties:

A.	WFCF:

Goldberg Kohn Ltd.
55 East Monroe Street
Suite 3300
Chicago, Illinois 60603
Telephone:	(312) 201-4000
Facsimile:	(312) 332-2196

B.	Borrowers and Credit Parties:

Helen Oh
Assistant General Counsel
Telos Corporation
19886 Ashburn Road
Ashburn, Virginia 20147
Telephone:	(703) 726-2270
Facsimile:	(703) 724-1468

III.	Closing documents:

A.	Items pertaining to Borrowers and Credit Parties:

1.	Waiver and Fifth Amendment to Second Amended and Restated Loan and Security Agreement

2.	Reaffirmation of Loan Documents

a)	Amended and Restated Guarantee of Credit Parties

b)	Collateral Assignment of Business Interruption Insurance

c)	Cash Management Agreements

d)	Intercompany Subordination Agreement

e)	Telos Trademark Mortgage

f)	Telos Copyright Mortgage

g)	Telos Patent Mortgage

h)	Telos Stock Pledge Agreement

i)	Xacta Trademark Mortgage

j)	Ubiquity Stock Pledge Agreement

B.	Items Pertaining to Telos:

3.	Amendment to Trademark Mortgage re new Trademark Applications (executed pre-closing)

4.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Articles of Incorporation

5.	Certificate of good standing in its jurisdiction of organization

C.	Items Pertaining to Xacta:

6.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Certificate of Incorporation

7.	Certificate of good standing in its jurisdiction of organization

D.	Items Pertaining to Ubiquity:

8.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Certificate of Incorporation

9.	Certificate of good standing in its jurisdiction of organization

E.	Items Pertaining to Teloworks:

10.	Secretary's Certificate with respect to resolutions of directors, incumbency of officers, bylaws and certified Certificate of Incorporation

11.	Certificate of good standing in each state in its jurisdiction of organization

F.	Other Items:

12.	Opinion of counsel to Borrowers and Credit Parties

G.	Post-Closing Items

13.	Extensions to standby agreements from holders of 70% of private preferred stock

14.	Sixth Amendment to Credit Agreement re EBITDA covenant levels for March, June and September 2014